UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 31, 2012

Molycorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34827	27-2301797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 843-8040

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2012 at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Molycorp, Inc., a Delaware corporation (the “Company”), the Company’s stockholders approved the Molycorp, Inc. 2012 Employee Stock Purchase Plan (the “ESPP”), which became effective as of such date.

A summary of the principal provisions of the ESPP is set forth below.  This summary is qualified by reference to the full text of the ESPP, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code.  The aggregate number of shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), that may be issued under the ESPP is 300,000 shares, subject to proportionate adjustment in the event of a merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure, or in the event of payment of a dividend or distribution to the Company’s stockholders in a form other than stock (excepting regular, periodic cash dividends) that has a material effect on the fair market value of shares of Common Stock.

The ESPP will be administered by the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors.  All questions of interpretation of the ESPP, of any form of agreement or other document employed by the Company in the administration of the ESPP, or of any purchase right will be determined by the Compensation Committee, and such determinations will be final, binding and conclusive upon all persons having an interest in the ESPP or the purchase right, unless fraudulent or made in bad faith.

Any employee of the Company designated by the Compensation Committee who is customarily employed for more than 20 hours per week and has worked at least 90 consecutive days as of the first trading day of an offering period is eligible to participate in the ESPP during the applicable offering period, subject to administrative rules established by the Compensation Committee.

The ESPP is implemented by sequential offerings, the commencement and duration of which will be determined by the Compensation Committee.  The purchase price at which each share of Common Stock may be acquired in an offering period upon the exercise of all or any portion of a purchase right will be established by the Compensation Committee.  However, the purchase price on each purchase date will not be less than 85% of the lesser of (i) the fair market value of a share of Common Stock on the offering date of the offering period; or (ii) the fair market value of a share of Common Stock on the purchase date.

Subject to certain limitations set forth in the ESPP, the Compensation Committee may at any time amend, suspend or terminate the ESPP.  In addition, certain amendments to the ESPP must be approved by the Company’s stockholders.

Item 5.03.                 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

As previously announced, on March 8, 2012, the Company entered into a definitive arrangement agreement (the “Agreement”) to acquire all of the outstanding common shares of Neo Material Technologies Inc. (“Neo”) for an aggregate purchase price of approximately $1.3 billion (Cdn $1.3 billion), as described in the Current Report on Form 8-K filed by the Company on March 14, 2012.

Pursuant to the Agreement, Neo shareholders may elect to receive either (i) cash consideration equal to Cdn $11.30 per share, (ii) share consideration of either 0.4242 shares of Common Stock or 0.4242 shares issued by MCP Exchangeco Inc. (“Exchangeco”), the Company’s wholly-owned Canadian subsidiary, (the “Exchangeable Shares”) (which are exchangeable for shares of Common Stock), per share or (iii) a combination of cash and Exchangeable Shares and/or shares of Common Stock, provided that the aggregate consideration received by Neo shareholders will be pro-rated to approximately 71.2% in cash ($926 million) (Cdn $927.3 million) and approximately 28.8% in Exchangeable Shares and/or shares of Common Stock.

On June 1, 2012, in anticipation of the consummation of the acquisition of Neo, the Company filed a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware with respect to a series of preferred stock of the Company, par value $0.001 per share, designated as “The Special Voting Preferred Stock.”  The Special Voting Preferred Stock consists of one share and will not be entitled to dividends.

The holder of The Special Voting Preferred Stock will generally be entitled to vote, on behalf of and to the extent voting instructions are received from the holders of Exchangeable Shares, on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as a single class.  On any such matter, the holder of The Special Voting Preferred Stock will be entitled to cast a number of votes equal to the number of then-outstanding Exchangeable Shares (other than those owned by the Company and its affiliates), provided that the holder of The Special Voting Preferred Stock has received voting instructions from the holders of such Exchangeable Shares in accordance with a Voting and Exchange Trust Agreement (the “Trust Agreement”) to be entered into among the Company, Exchangeco and the trustee thereunder (the “Trustee”).

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holder of record of the share of The Special Voting Preferred Stock is not entitled to receive any assets of the Company available for distribution to its stockholders.  In addition, the Trustee will exercise the voting rights attached to the share of The Special Voting Preferred Stock pursuant to and in accordance with the Trust Agreement and such voting rights will terminate pursuant to and in accordance with the Trust Agreement.  At such time as the share of The Special Voting Preferred Stock has no votes attached to it, The Special Voting Preferred Stock will be automatically cancelled.

The foregoing description of the terms of The Special Voting Preferred Stock is qualified in its entirety by reference to the Certificate of Designations of The Special Voting Preferred Stock, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07.                  Submission of Matters to a Vote of Security Holders.

The final voting results for the proposals submitted for a vote of stockholders at the Annual Meeting are set forth below. The proposals below are described in more detail in the Company’s definitive proxy statement filed on April 17, 2012 for the Annual Meeting.

Proposal 1. The stockholders elected Brian T. Dolan, John Graell and Mark A. Smith as directors of the Company to serve until the 2015 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.  The voting results were as follows:

Name	For	Withhold	Broker Non-Votes
Brian T. Dolan	66,291,470	413,060	18,975,456
John Graell	66,379,620	324,910	18,975,456
Mark A. Smith	65,889,979	814,551	18,975,456

Proposal 2. The stockholders approved the Molycorp, Inc. 2012 Employee Stock Purchase Plan. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
65,838,374	696,745	169,411	18,975,456

Proposal 3. The stockholders approved the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2012. The voting results were as follows:

For	Against	Abstain
85,355,636	259,422	64,928

Item 9.01.      Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description

3.1	Certificate of Designations of The Special Voting Preferred Stock.

10.1	Molycorp, Inc. 2012 Employee Stock Purchase Plan, effective as of May 31, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

	By:	/s/ James S. Allen
		Name:	James S. Allen
		Title:	Chief Financial Officer and Treasurer

Date: June 6, 2012

Exhibit Number	Description

3.1	Certificate of Designations of The Special Voting Preferred Stock.

10.1	Molycorp, Inc. 2012 Employee Stock Purchase Plan, effective as of May 31, 2012